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                                                                    EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No.1 to the Registration Statement on Form S-3 and related prospectus (Registration No. 333-114148) of Lions Gate Entertainment Corp. of our report dated June 22, 2001 relating to the financial statements of Mandalay Pictures, LLC for the year ended March 31, 2001, which appears in Lions Gate Entertainment Corp.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2001.




/s/ PricewaterhouseCoopers

Los Angeles, California
June 7, 2004